Exhibit 99.15
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2005	2006	2007	2008	2009
January	15.187	15.959	15.445	17.177	12.065
February	15.530	16.412	16.333	16.794	10.847
March	15.524	15.910	15.520	17.574	10.339
April	15.631	17.034	16.592	17.319	10.825
May	15.664	16.459	15.905	17.809	11.268
June	14.971	16.552	16.377	18.863
July	14.774	16.194	15.948	18.018
August	14.535	15.925	16.762	17.994
September	16.319	16.695	17.328	17.958
October	15.870	16.000	16.109	16.188
November	16.688	16.537	17.169	14.765
December	14.991	13.963	14.506	10.232

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.